Exhibit 10.31

SHEN PENG

NEPTUNE MAX HOLDINGS LIMITED

IMAGE FRAME INVESTMENT (HK) LIMITED (意像架構投資(香港)有限公司)

WATERDROP GROUP HK LIMITED (水滴集團(香港)有限公司 )

BEIJING ABSOLUTE HEALTH LTD. (北京健康之家科技有限公司)

BEIJING ZONGQING XIANGQIAN TECHNOLOGY CO., LTD. (北京纵情向前科技有限公司)

BEIJING SHUIDI HULIAN TECHNOLOGY CO., LTD (北京水滴互联科技有限公司)

BEIJING SHUIDI HUBAO TECHNOLOGY CO., LTD. (北京水滴互保科技有限公司)

BEIJING ZHUIQIU JIZHI TECHNOLOGY CO., LTD. (北京追求极致科技有限公司)

AND

WATERDROP INC.

SERIES D SUBSCRIPTION AGREEMENT

THIS SERIES D SUBSCRIPTION AGREEMENT (this “Agreement”) is made on November 20, 2020

BETWEEN:

(1)	SHEN Peng, a citizen and resident of the PRC (identity card number: [***]) (“Founder”);

(2)

Neptune Max Holdings Limited, a company established under the laws of the British Virgin Islands, whose registered office is at Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands (the “Founder Entity”);

(3)

Waterdrop Inc., an exempted company incorporated with limited liability in the Cayman Islands (with registered number [***]), whose registered office is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

(4)

Waterdrop Group HK Limited (水滴集團(香港)有限公司), a company incorporated with limited liability in the Hong Kong, whose registered office is at Room 1907, 19/F, Lee Garden One, 33 Hysan Avenue, Gauseway Bay, Hong Kong (the “Waterdrop HK”);

(5)

Beijing Absolute Health Ltd. (北京健康之家科技有限公司)，a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at Room 4103, 101, 1st Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing (the “WFOE”);

(6)

Beijing Zongqing Xiangqian Technology Co., Ltd. (北京纵情向前科技有限公司), a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at Room 4301, 3rd Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing (“Zongqing Xiangqian”);

(7)

Beijing Shuidi Hulian Technology Co., Ltd (北京水滴互联科技有限公司), a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at Room 4306, 3rd Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing室 (“Shuidi Hulian “);

(8)

Beijing Shuidi Hubao Technology Co., Ltd. (北京水滴互保科技有限公司)，a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is atRoom 4203, 201, 2nd Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing (“Shuidi Hubao”);

(9)

Beijing Zhuiqiu Jizhi Technology Co., Ltd. (北京追求极致科技有限公司), a company incorporated with limited liability in the PRC (with registered number [***]), whose registered office is at 822, 8th Floor, Building 3, Courtyard 12, Qingnian Road, Chaoyang District, Beijing (“Zhuiqiu Jizhi”, together with Zongqing Xiangqian, Shuidi Hulian and Shuidi Hubao, collectively the “Targets” and each a “Target”); and

(10)	The person listed in Part A (the Investor) of Schedule 1 (Investment) (the “Investor”).

RECITALS:

(A)

As at the date of this Agreement, the Company owns 100 per cent of the issued share capital of the Waterdrop HK, which in turn owns all of the equity interests of the WFOE. The WFOE has entered into the Structured Contracts (as defined in the Shareholders Agreement) with each of the Targets to exercise effective control over and obtain all economic benefits of the Target Group (as defined below). The Company, together with its direct and indirect, current and future subsidiaries (including but not limited to Waterdrop HK, WFOE and each of the companies in the Target Group) shall together be referred to as the “Group” or the “Group Companies”, and each a “Group Company”.

(B)	The Investor agrees to subscribe for, and the Company agrees to issue and allot, the Series D Shares on the terms and subject to the conditions in this Agreement.

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Accounts” means the audited consolidated balance sheet of the Target Group as at the Last Accounting Date and the audited consolidated profit and loss statement and cash flow statement of the Target Group for the 12 month period ended on the Last Accounting Date, and all notes, reports and other documents annexed to those accounts.

“Affiliate” means, in relation to a person, any other person which, directly or indirectly, controls, is controlled by or is under the common control of the first mentioned person, and without limiting the generality of the foregoing, in the case of a natural person, which shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. For the purposes of this Agreement, “control” means, in relation to any person, having the power to direct the management or policies of such person, whether through the ownership of more than 50 per cent of the voting power of such person, through the power to appoint a majority of the members of the board of directors or similar governing body of such person, or through contractual arrangements or otherwise, and references to “controlled” or “controlling” shall be construed accordingly.

“Applicable Laws” means, with respect to a person, any laws, regulations, rules, measures, guidelines, treaties, judgments, determination, orders or notices of any Government Authority or stock exchange that is applicable to such person.

“Approved Budget” has the meaning given to it in the Shareholders Agreement.

“Articles of Association” means the sixth amended and restated memorandum and articles of association of the Company in the form set out in Exhibit 2 (Form of Articles of Association), as the same may be amended, restated or replaced from time to time.

“Board” means the board of directors of the Company.

“Business” means the business the Group Companies currently engages in and purports to engage in in the future, including but not limited to the Principle Business.

“Business Day” means any day other than a Saturday or Sunday or public holiday in the PRC or Hong Kong.

“Company’s Bank Account” means the bank account of the Company as shall have been notified by the Company to the Investor at least seven (7) Business Days before the Completion Date.

“Completion” means completion of the Subscription in accordance with this Agreement.

“Completion Date” means the date on which the last of the Conditions is satisfied or waived, or such other date as the Investor and the Company may agree in writing.

“Condition” means a condition set out in Clause 3.1 (Conditions).

“Confidential Information” means:

(a)	all information which relates to the business and affairs of any Group Company or of any party; and

(b)	all information which relates to the provisions or subject matter of this Agreement or any document referred to herein or the negotiations relating to this Agreement,

but does not include information:

(i)	to the extent that it is generally known to the public not as a result of any breach of duty of confidentiality;

(ii)	that was lawfully in the possession of the receiving party prior to its disclosure by the disclosing party; or

(iii)

that is or becomes available to the receiving party other than as a result of a disclosure by a person which the receiving party knows is in breach of a duty of confidentiality owed to the disclosing party; or

(iv)

relating solely to the shareholding of any of the Investor in the Company which is provided on a confidential basis by the Investor to a Governmental Authority in connection with the regulatory supervision of the Investor or its Affiliates.

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

“ESOP” means the WATERDROP INC. 2018 SHARE INCENTIVE PLAN adopted by the Company on February 1, 2019 (as amended from time to time), or other employees’ share scheme or employee trust or share ownership plan or other profit sharing, bonus or incentive scheme as adopted by the Company from time to time.

“ESOP Shares” means any Ordinary Shares (or options representing any Ordinary Shares) issuable to employees, officers or directors of the Company pursuant to the ESOP.

“Government Authorities” means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator.

“Group” has the meaning given in Recital (A).

“Group Company” has the meaning given in Recital (A).

“HKIAC” has the meaning given in Clause 16.2 (Arbitration).

“Waterdrop HK” has the meaning given in Preamble.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Investor” means the persons set out in Schedule 1Part A (The Investor) of Schedule 1 (Investment).

“Last Accounting Date” means June 30, 2020.

“Long Stop Date” means November 30, 2020 or such other date as the Investor and the Company may agree in writing.

“Material Adverse Change” means any event, matter or circumstance (or series thereof) arising or occurring after the date of this Agreement which (on its own or in aggregate) is, or is reasonably likely to be, materially adverse to (i) the existence, Business, operations, intellectual property rights, assets, liabilities (including contingent liabilities), condition (financial, trading or otherwise), financial results or prospects of the Group, the Founder and/or the Founder Entity, (ii) the ability of the Target Group to carry out its Business (including Permits) or (iii) the ability of any party to perform its respective obligation under this Agreement or any Transaction Document.

“Non-PRC Group Company” means any Group Company which is incorporated under the laws of a jurisdiction other than the PRC.

“Notice” has the meaning given in Clause 15.1 (Format of notice).

“Ordinary Shares” means the ordinary shares of par value USD 0.000005 each in the share capital of the Company.

“Permit” means:

(a)	any permit, licence, consent, approval, certificate, qualification or other authorisation; or

(b)	any filing, notification, or registration,

in each case necessary for the effective operation of any Group Company’s business or its ownership, possession, occupation or use of any asset.

“PRC” means the People’s Republic of China excluding, for the purposes of this Agreement, the Special Administrative Regions of Hong Kong and Macao and the territory of Taiwan.

“PRC Accounting Standards” means the China Accounting Standards (CAS 2006) issued by the Ministry of Finance on 15 February 2006, as supplemented by relevant rules and guidelines issued from time to time, and other applicable PRC accounting regulations.

“PRC Group Company” means any Group Company which is established under the laws of the PRC.

“Preferred Shares” means Series Pre-A Shares, Series A Shares, Series A+ Shares, Series B Shares, Series C Shares, Series C+ Shares, Series C++ Shares and Series D Shares.

“Principal Business” means the businesses in Internet mutual-aid society, critical illness fund-raising and insurance.

“Relevant Claim” means a Warranty Claim or any claim by the Investor for indemnification or pursuant to any other provision of this Agreement.

“Renminbi” or “RMB” means the lawful currency of the PRC.

“Rules” has the meaning given in Clause 16.2 (Arbitration).

“Series A Shares” means the series A preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series A+ Shares” means the series A+ preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series B Shares” means the series B redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C Shares” means the series C redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C+ Shares” means the series C+ redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C++ Shares” means the series C++ redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series D Shares” means the series D redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series Pre-A Shares” means the series pre-A preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Share” means any of the issued shares of the Company.

“Shareholders” means the holder of any Share of the Company.

“Shareholders Agreement” means the fourth amended and restated shareholders agreement to be entered into between the Shareholders in the form set out in Exhibit 1 (Form of Shareholders Agreement).

“Subscription” means the subscription by the Investor of the Subscription Shares set out opposite its own name in accordance with this Agreement.

“Subscription Price” means the subscription price set out in the column headed Subscription Price of Schedule 1Part B (Investment Particulars) of Schedule 1 (Investment).

“Subscription Shares” means the subscription shares set out in the column headed Subscription Shares of Schedule 1Part B (Investment Particulars) of Schedule 1 (Investment).

“Target” has the meaning given in Preamble;

“Target Group” means the group of companies comprising the Targets and each of their direct and indirect subsidiaries;

“Tax” means any form of taxation, levy, duty, charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, any national, provincial, municipal or local government or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function.

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Articles of Association, and any other related document necessary for or in connection with the Subscription.

“US Dollar” or “USD” means the lawful currency of the United States of America.

“Warrantor” means any of the Founder, the Founder Entity, and the Group Companies.

“Warranty” means a statement contained in Schedule 3 (Warranties).

“Warranty Claim” means a claim by the Investor under or pursuant to the provisions of Clause 5.1 (Warranties).

“WFOE” has the meaning given in Preamble.

1.2	References

In this Agreement, a reference to:

1.2.1

a “subsidiary” means, with respect to any given person, any person of which the given person, directly or indirectly owns more than 50 per cent of the issued and outstanding share capital, voting interests, registered capital or other equity interest;

1.2.2

a “holding company” means, with respect to a company, any other company which directly or indirectly owns more than 50 per cent of the voting shares, registered capital or other equity interest in the first mentioned company;

1.2.3

a “party” or “parties”, unless the context otherwise requires, is a reference to a party or parties to this Agreement and includes a reference to that party’s legal personal representatives, successors and permitted assigns;

1.2.4	an agreement or a document is a reference to such agreement or document as amended, restated or supplemented from time to time, unless otherwise expressed to the contrary;

1.2.5	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement;

1.2.6	a time of the day is a reference to the time in PRC;

1.2.7	the singular includes the plural and vice versa unless the context otherwise requires; and

1.2.8

in calculations of share numbers, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other equity securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged; and (ii) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares.

1.3	Schedules and Exhibits

The Schedules and Exhibits to this Agreement form part of this Agreement.

1.4	Headings

The headings in this Agreement do not affect its interpretation.

2.	SALE AND PURCHASE

2.1	Subscription of Series D Shares

2.1.1

The Investor agrees to subscribe for, and the Company agrees to issue and allot the number of Series D Shares set out opposite its name in Schedule 1Part B (Investment Particulars) of Schedule 1 (Investment) (the “Subscription Shares”) free from any Encumbrances, at the respective subscription price set out opposite its name in Schedule 1Part B (Investment Particulars) of Schedule 1 (Investment) (the “Subscription Price”).

2.1.2

The Subscription Shares, when issued at Completion, will comprise 7.3783 per cent (7.3783%) of the Company’s allotted share capital on a fully-diluted and as-converted basis immediately after the Completion.

2.2	Status of Subscription Shares

The Company undertakes to the Investor that the Subscription Shares will, when issued, have such rights, powers and preferences as set out in Exhibit 2 (Form of Articles of Association).

2.3	Use of proceeds

From Completion, the Company and the Targets shall, and shall procure the Group Companies to, apply the proceeds from the issue of the Subscription Shares in accordance with the Approved Budget for the expansion of and capital expenditure relating to the Principal Business. Unless otherwise approved in accordance with the terms and provisions of the Shareholders Agreement, the proceeds shall not be used in the payment of any debts or obligations of the Group Companies or in the repurchase or cancellation of securities held by any shareholders of the Group Companies. It is further agreed that, from Completion, the Company shall use its commercially reasonable efforts to contribute the proceeds from the issue of the Subscription Shares directly into the WFOE as investment capital.

3.	CONDITIONS

3.1	Conditions

Completion is conditional on each of the following Conditions being satisfied (or waived by the Investor in accordance with Clause 3.3 (Waiver of Conditions)) on or before the Long Stop Date:

3.1.1	there has been no material breach of any of the Warranties as given on the date of this Agreement and as at Completion as if made on that date;

3.1.2	there has been no material breach by the Group, the Founder or the Founder Entity of any provision contained in this Agreement;

3.1.3	the due execution of the Transaction Documents that are required to be executed by each of the relevant parties thereto (other than the Investor);

3.1.4

the passing of written resolutions of the Company, in the form and substance to the satisfaction of the Investor, (i) approving the issue of the Subscription Shares upon Completion; (ii) adopting the Articles of Association containing the rights, powers and preferences of the Shares; and (iii) Shareholders other than the Investor waiving their respective pre-emption right in connection with the issuance of Series D Shares;

3.1.5

the passing of written resolutions of the Group Companies (as applicable) approving the transactions contemplated by the Transaction Documents, in the form and substance to the satisfaction of the Investor;

3.1.6

no Governmental Authority of competent jurisdiction shall have enacted, issued or promulgated any Law or granted any order that is in effect and has the effect of making the transactions contemplated by the Transaction Documents illegal in any jurisdiction in which the Group Companies have material business or operations or in which a Group Company is incorporated or which has the effect of prohibiting or otherwise preventing the consummation of any of such transactions in any jurisdiction in which the Group Companies have material business or operations, and each Group Company shall have obtained any and all Approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Completion; and

3.1.7	the Company delivering a certificate dates as of the Completion Date signed by a director of the Warrantors evidencing the Conditions set out in Section 3 have been satisfied.

3.2	Responsibility for satisfaction of Conditions

3.2.1

Each of the Company, the Group Companies, the Founder and the Founder Entity shall use its best efforts to achieve satisfaction of each Condition set out in Clause 3.1 (Conditions) as soon as practicable after the date of this Agreement and in any event by not later than the Long Stop Date.

3.2.2

If, at any time, any of the parties becomes aware of the satisfaction of any Condition that it is responsible for the satisfaction or becomes aware of any fact or circumstance that might prevent any Condition from being satisfied, it shall immediately inform the other parties in writing.

3.3	Waiver of Conditions

At any time on or before the Long Stop Date, the Investor may waive a Condition set out in Clause 3.1 (Conditions) by notice to the Company and the Founder on any terms the Investor decides.

4.	COMPLETION

4.1	Date and place

Completion shall take place on the Completion Date remotely via electronic exchange of documents and signatures.

4.2	Actions to be taken at Completion

4.2.1	At Completion, the Company shall:

(a)

issue and allot to the Investor the number and class of Subscription Shares as set forth in Schedule 1Part B (Investment Particulars) of Schedule 1 (Investment), as fully paid and free from any Encumbrances;

(b)

register the Investor as the holder of the relevant Subscription Shares in the register of members of the Company and deliver to the Investor the register of members of the Company evidencing the registration of the Investor or its nominee(s) as a shareholder of the Company and its legal ownership of the Subscription Shares or a copy certified to be a true copy by the Company’s registered agent; and

(c)

deliver to the Investor a copy of duly executed share certificate in the name of the Investor reflecting the Investor as the holder of the Subscription Shares, with the original duly executed share certificate delivered to the Investor within ten (10) Business Days after the Completion Date.

4.2.2

Within fifteen (15) Business Days after the Completion, the Investor shall make the payment of the Subscription Price by initiation of wire transfer of immediately available funds to the Company’s Bank Account.

4.3	Investor’ obligation to complete

The Investor is not obliged to purchase the Subscription Shares at the Completion Date unless the Company complies with all its obligations under this Clause 4 and Clause 6.

4.4	Right to postpone or terminate

If Completion does not take place on the Completion Date, or the Company fails to comply with any of its obligations under this Clause 4 (whether such failure by the Company amounts to a repudiatory breach or not), the Investor may by notice to the Company within ten (10) days after the Completion Date:

4.4.1	proceed to Completion to the extent reasonably practicable;

4.4.2	postpone Completion to a date not later than the Long Stop Date; or

4.4.3	terminate this Agreement.

4.5	Postponement of Completion

If the Investor postpones Completion to another date in accordance with sub-clause 4.4.2 of Clause 4.2 (Actions to be taken at Completion), the provisions of this Agreement apply as if that other date is the Completion Date.

5.	WARRANTIES

5.1	Warranties

Each of the Warrantors jointly and severally represents and warrants to the Investor that each Warranty in Schedule 3 is true, accurate and not misleading at the date of this Agreement. Immediately before Completion, each of the Warrantors is deemed to jointly and severally represent and warrant to the Investor that each Warranty is true, accurate and not misleading by reference to the facts and circumstances as at Completion. For this purpose only, where there is an express or implied reference in a Warranty to the “date of this Agreement”, that reference is to be construed as a reference to Completion.

5.2	Reliance on Warranties

Each of the Warrantors acknowledges that the Investor is entering into this Agreement in reliance on each Warranty which has also been given as a representation and with the intention of inducing the Investor to enter into this Agreement.

5.3	No claims against directors and employees

Each of the Warrantors undertakes not to make any claim against a director, manager or employee of any Group Company which it may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice provided by such person for the purpose of assisting such Warrantor to make any representation, give any Warranty.

5.4	Independence of Warranties

Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Warranty.

6.	UNDERTAKINGS BY THE COMPANY, THE FOUNDER AND THE FOUNDER ENTITY

6.1

Between the execution of this Agreement and the Completion Date, each of the Warrantors jointly and severally undertakes to the Investor to procure that, between the date of this Agreement and the Completion Date, each Group Company shall conduct its business in the ordinary and usual course as it is carried on as at the date of this Agreement.

6.2	Each of the Warrantors jointly and severally undertakes to the Investor to procure the following:

6.2.1	The Group shall, and the Founder and the Founder Entity shall procure that the Group shall, use the proceeds from the Subscription in accordance with Clause 2.3.

6.2.2	The Company shall file the Articles of Association with the Registrar of Companies of the Cayman Islands within three (3) days after the Closing.

7.	TERMINATION

7.1	Right to terminate or proceed

7.1.1	If, at any time before Completion:

(a)	there is a Material Adverse Change to the Group taken as a whole;

(b)	any Government Authority issues, promulgates or enforces any law, regulation, rule, policy, order or notice that prohibits the completion of the transactions contemplated by this Agreement;

(c)

there is a material breach of any of the Warranties as given on the date of this Agreement, or any event occurs which would constitute a material breach of any of the Warranties as if the Warranties were repeated on each day before the Completion Date by reference to the facts and circumstances then existing, and for this purpose only any references in the Warranties to the “date of this Agreement” shall be construed as references to the relevant date; or

(d)	any Warrantor is in material breach of any provision of this Agreement.

The Investor may by notice in writing to the Warrantors elect to proceed to Completion or terminate this Agreement, solely in respect of its own investment.

7.1.2

If any Condition has neither been waived in accordance with Clause 3.3 (Waiver of Conditions) nor satisfied by the Long Stop Date, or Completion has not taken place by the Long Stop Date, the Investor shall have the right to terminate this Agreement with immediate effect by giving written notice to the Company and the Founder, solely in respect of its own Subscription.

7.1.3

If the Investor fails to pay its Subscription Price within fifteen (15) Business Days after Completion in accordance with Clause 4.2.2, the Warrantors shall have the right to terminate this Agreement with immediate effect by giving written notice to the Investor and the Company shall have the right to cancel the Subscription Shares issued to the Investor.

7.1.4	This Agreement may be terminated prior to the Completion by mutual written consent of the parties.

7.2	Obligation to notify

Each of the Warrantors jointly and severally undertakes to notify the Investor in writing immediately if it becomes aware of a matter, breach, event, fact or circumstance that may give rise to a right of termination under Clause 7.1 (Right to Terminate) (and, in any event, within three (3) Business Days of the occurrence of such matter, breach, event, fact or circumstance).

7.3	Effect of termination

Each party’s further rights and obligations cease immediately on termination, except that Clauses 8 (Indemnities), Clauses 9 (Confidential Information), 10 (Announcements), 11 (Costs and Taxes), 12 (General), 13 (Entire Agreement), 15 (Notices), 16 (Governing Law and Jurisdiction) and 17 (Governing Language) shall survive the termination of this Agreement and shall continue in full force and effect. Termination does not affect a party’s accrued rights and obligations as at the date of termination and shall not release any Party from any liability that has already accrued as of the date of such termination, or constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have under this Agreement or applicable Laws or which may arise out of or in connection with such termination.

8.	INDEMNITIES

8.1	Indemnities

Each of the Warrantors shall jointly and severally indemnify the Investor, and keep the Investor indemnified, on demand against each loss, liability and cost suffered or incurred (directly or indirectly) by the Investor (including, without limitation, loss of profit) as a result of or which arises out of or in connection with any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to this Agreement.

8.2	Indemnification of costs of resolving a Relevant Claim

Each of the Warrantors shall jointly and severally indemnify the Investor, and keep the Investor indemnified, on demand against each loss, liability and cost (including, without limitation, fees and costs of legal counsel and other professionals) which the Investor incurs arising (directly or indirectly) out of:

8.2.1	the settlement of any Relevant Claim against the Warrantors or the enforcement of a settlement; and

8.2.2	legal proceedings against the Warrantors in respect of a Relevant Claim in which judgment is given for the Investor or the enforcement of the judgment.

8.3	Limitations

Notwithstanding any other provisions of this Agreement:

8.3.1

the maximum aggregate liability of the Warrantors to the Investor in respect of all claims under Clause 8.1 and all liability and costs under Clause 8.2 shall be limited to the Subscription Price for the Investor set out opposite its name in Part B (Investment Particulars) of Schedule 1 (Investment);

8.3.2

the maximum aggregate liability of the Founder in respect of all claims under Clause 8.1 and all liability and costs under Clause 8.2 shall be limited to the aggregate fair value of all of the shares in the Group Companies held by the Founder as at the date of the Relevant Claim; and

8.3.3

the Warrantors shall have no liability to the Investor unless and until the aggregate amount of the losses suffered or incurred by the Investor exceeds RMB2,000,000, in which case the Warrantors shall only be liable to the Investor for any amount in excess of such threshold.

9.	CONFIDENTIAL INFORMATION

9.1	Confidentiality obligations

Each of the parties undertakes to the other parties that before and after Completion it shall:

9.1.1	not use or disclose to any person Confidential Information it has or acquires;

9.1.2	make every effort to prevent the use or disclosure of Confidential Information; and

9.1.3	procure that each of its Affiliates complies with sub-clauses 9.1.1 and 9.1.2 of this Clause 9.1.

9.2	Exceptions

Clause 9.1 (Confidentiality obligations) does not apply to disclosure of Confidential Information:

9.2.1

to any director, officer or employee of any party whose function requires him to have the Confidential Information on an as-need-to-know basis, in each case only where such persons are under appropriate nondisclosure obligations;

9.2.2

to the extent that it is required to be disclosed by Applicable Laws, by any rule of a listing authority or stock exchange on which any party’s shares are listed or traded, or by any Government Authority with relevant powers to which any party is subject or submits, provided that the disclosure shall, so far as is practicable, be made after consultation with the other parties and after taking into account the other parties’ reasonable requirements as to its timing, content and manner of making or despatch, and shall furnish only that portion of the information that is legally required;

9.2.3

to any adviser (including legal counsel or auditor) for the purpose of advising any party in connection with the transactions contemplated by this Agreement provided that such disclosure is essential for these purposes and that such party procures that such adviser complies with Clause 9.1 (Confidentiality obligations);

9.2.4	by the Investor (a) to its Affiliates, and (b) in connection with a proposed exit, to potential purchasers, investment banks, other intermediaries or and advisers in connection with such purpose; or

9.2.5	to the extent that the disclosing party has given prior written consent to such disclosure.

10.	ANNOUNCEMENTS

None of the parties may make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other parties’ written consent, which may not be unreasonably withheld or delayed..

11.	COSTS AND TAXES

11.1	Costs

Except where this Agreement or the relevant document provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

11.2	Taxes

Except as otherwise provided in this Agreement, each of the parties shall be responsible for its own Tax liabilities arising from the Subscription under this Agreement.

12.	GENERAL

12.1	Amendment

An amendment of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

12.2	Waiver

The failure to exercise or the delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of such right or remedy. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

12.3	Survival

Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

12.4	Severability

The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the validity of the remainder of this Agreement, and such invalid or unenforceable provision may be replaced by a valid and enforceable provision closest to the original intentions of the parties.

12.5	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

13.	ENTIRE AGREEMENT

This Agreement and the other Transaction Documents constitute the entire agreement and supersede any previous agreements between the parties relating to the subject matter of this Agreement.

14.	ASSIGNMENT

14.1	Assignment by the Investor

Prior to Completion, the Investor (and its successors and assigns) may, without the consent of any other party of this Agreement, assign the benefit of all or any of its rights under this Agreement to its Affiliates.

14.2	No assignment by Company and Founder

None of the Company, the Founder nor the Founder Entity shall assign or in any other way alienate any of its rights under this Agreement whether in whole or in part.

15.	NOTICES

15.1	Format of notice

A notice or other communication under or in connection with this Agreement (a “Notice”) shall be:

15.1.1	in writing;

15.1.2	in the Chinese language; and

15.1.3

delivered personally or sent by a reputable international courier (e.g. FedEx, DHL) or by fax or by email to the party due to receive the Notice at its address or fax number or email address set out in Clause 15.3 (Notice details) or to such other addressee, address or fax number or email address as the party due to receive the Notice may specify by giving the other party due to send the Notice not less than five (5) Business Days’ written notice before the Notice was despatched.

15.2	Deemed delivery of notice

Unless there is evidence that it was received earlier, a Notice is deemed to have been duly given if:

15.2.1	delivered personally, when left at the address set out in Clause 15.3 (Notice details);

15.2.2	sent by a reputable international courier, three (3) Business Days after posting it;

15.2.3	sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine; and

15.2.4	sent by email, when confirmation of delivery has been recorded by the sender’s email box.

15.3	Notice details

The address, phone number, fax number (if any), the email address and the addressee for the purpose of sub-clause 15.1.3 of Clause 15.1 are set out in Schedule 4 (Notice Details).

16.	GOVERNING LAW AND JURISDICTION

16.1	Governing law

This Agreement and the arbitration agreement contained herein are governed by, and shall be construed in accordance with, the laws of Hong Kong.

16.2	Arbitration

Any dispute, controversy or claim arising in any way out of or in connection with this Agreement, or the breach, termination or invalidity thereof (whether contractual, pre-contractual or non-contractual) shall be settled by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force as at the date of this Agreement (“Rules”), which Rules are deemed to be incorporated by reference into this Clause and as may be amended by the rest of this Clause. The seat of the arbitration shall be Hong Kong.

16.3	Appointment of arbitrators

The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the Rules.

16.4	Arbitration proceedings and award

The language to be used in the arbitral proceedings shall be English and any arbitral award shall be given in English. Nothing in this Clause 16.4 shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction. Any award shall be final and binding upon the parties from the day it is made. The parties undertake to carry out each and every arbitral award without delay.

17.	GOVERNING LANGUAGE

This Agreement is written in English. If this Agreement is translated into another language, the English version shall prevail.

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SCHEDULE 1

INVESTMENT

SCHEDULE 2

SHARE CAPITALISATION

SCHEDULE 3

WARRANTIES

SCHEDULE 4

NOTICE DETAILS

EXHIBIT 1

FORM OF SHAREHOLDERS AGREEMENT

EXHIBIT 2

FORM OF ARTICLES OF ASSOCIATION

EXECUTED by the parties on the date first written above:

Waterdrop Inc.

By:	/s/ SHEN Peng
Name: SHEN Peng
Title: Director

SHEN Peng

By:	/s/ SHEN Peng

Neptune Max Holdings Limited

By:	/s/ SHEN Peng
Name: SHEN Peng
Title: Director

Waterdrop Group HK Limited
(水滴集團(香港)有限公司 )

By:	/s/ SHEN Peng
Name: SHEN Peng
Title: Director

Waterdrop Inc.

Signature Page to Series D Subscription Agreement

EXECUTED by the parties on the date first written above:

Beijing Absolute Health Ltd. (北京健康之家科技有限公司) (seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name: SHEN Peng
Title: Legal Representative

Beijing Zongqing Xiangqian Technology Co., Ltd. (北京纵情向前科技有限公司)(seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name: SHEN Peng
Title: Legal Representative

Beijing Shuidi Hubao Technology Co., Ltd. (北京水滴互保科技有限公司)(seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name: SHEN Peng
Title: Legal Representative

Beijing Shuidi Hulian Technology Co., Ltd (北京水滴互联科技有限公司)(seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name: SHEN Peng
Title: Legal Representative

Beijing Zhuiqiu Jizhi Technology Co., Ltd. (北京追求极致科技有限公司)(seal)

[Company seal is affixed]

By:	/s/ SHEN Peng
Name: SHEN Peng
Title: Legal Representative

Waterdrop Inc.

Signature Page to Series D Subscription Agreement

EXECUTED by the parties on the date first written above:

Image Frame Investment (HK) Limited (意像架構投資(香港)有限公司)

By:	/s/ MA Huateng

Waterdrop Inc.

Signature Page to Series D Subscription Agreement